UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2012

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad St, Philadelphia PA		19112-1495
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 22, 2012, Urban Outfitters, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders (i) elected both of the Company’s nominees for Class III Director to serve a term initially expiring at the Annual Meeting of Shareholders in 2015, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ended January 31, 2013, (iii) defeated the shareholder proposal regarding board nominee requirements, (iv) approved the non-binding shareholder proposal regarding majority voting in director elections, and (v) approved the non-binding shareholder proposal regarding declassification of the Board of Directors of the Company. The results of the voting were as follows:

1. Proposal No. 1: Election of Directors.

Directors	For	Withheld	Broker Non-Vote
Richard A. Hayne	107,333,528	22,661,115	4,187,496
Harry S. Cherken, Jr.	88,596,834	41,397,809	4,187,496

2. Proposal No. 2: Ratification of the Company’s independent registered public accounting firm for Fiscal Year 2013.

For	Against	Abstain	Broker Non-Vote
133,794,689	165,933	21,516	200,001

3. Proposal No. 3: Shareholder proposal regarding board nominee requirements.

For	Against	Abstain	Broker Non-Vote
48,841,674	76,902,823	4,238,208	4,199,434

4. Proposal No. 4: Shareholder proposal regarding majority voting in director elections.

For	Against	Abstain	Broker Non-Vote
68,253,790	61,336,683	404,372	4,187,294

5. Proposal No. 5: Shareholder proposal regarding declassification of the Board of Directors of the Company.

For	Against	Abstain	Broker Non-Vote
77,984,937	51,711,568	298,237	4,187,397

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: May 29, 2012	By:	/s/ Richard A. Hayne
Richard A. Hayne
Chief Executive Officer